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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in (1) the Registration Statement (Form S-8 No. 33-26548) pertaining to the 1988 Stock Incentive Plan for Key Employees of Ashland Coal, Inc. and its subsidiaries and in the related Prospectus, (2) the Registration Statement (Form S-8 No. 33-46856) pertaining to the 1995 Stock Incentive Plan of Ashland Coal, Inc. and its subsidiaries and in the related Prospectus, (3) the Registration Statement (Form S-8 No. 33-26549) pertaining to the Ashland Coal, Inc. Employee Thrift Plan and in the related Prospectus, (4) the Registration Statement (Form S-8 No. 33-38229) pertaining to the Coal-Mac, Inc. Savings and Retirement Plan and in the related Prospectus, and (5) the Registration Statement (Form S-3 No. 33-54122) of Ashland Coal, Inc. and in the related Prospectus of our report dated January 22, 1997, with respect to the consolidated financial statements and schedule of Ashland Coal, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

                                               /s/ ERNST & YOUNG LLP

Louisville, Kentucky
March 6, 1997